Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

                    THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 30, 2009 (the “Effective Date”) between JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”), the Lenders signatory hereto and ESCALADE, INCORPORATED (the “Borrower”).

Recitals

                    The Borrower, the Lender party thereto and the Administrative Agent, Issuing Bank and a Lender, are parties to that certain Credit Agreement, dated as of April 30, 2009 (as amended by that certain First Amendment to Credit Agreement, dated as of July 29, 2009, the “Credit Agreement”). As of the Effective Date, JPMorgan Chase Bank, N.A. is the only Lender under the Credit Agreement.

                    Section 4.03(a)(v) of the Credit Agreement requires the Borrower to furnish to the Administrative Agent, not later than September 30, 2009, the report or reports of a registered engineer or environmental consultant acceptable to the Administrative Agent, confirming that there are no material environmental problems associated with the Owned Property (the “Initial Reports”) and supplemental reports (including Phase II reports) of the reporting engineer or consultant as to the results of such further tests and investigations as may have been recommended in the Initial Reports (“Supplemental Reports”). The Borrower requests that the Administrative Agent and Lender defer the providing of the Supplemental Reports.

                    The Borrower requests that the commercial general liability insurance coverages and the all-risk property insurance coverage required pursuant to Section 5.10 of the Credit Agreement, as set forth on Exhibit G to the Credit Agreement, be revised.

                    The Credit Agreement requires that the Borrower satisfy certain post-closing conditions not later than September 30, 2009. The Borrower, the Administrative Agent and Lender, have agreed that the deadline for the completion of such post-closing conditions be extended as set forth in this Amendment.

Agreement

                    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Administrative Agent, Lender and the Borrower agree as follows:

                    Amendment to the Credit Agreement. As of the Effective Date, the Credit Agreement is amended as follows:

                    New Definitions. The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical position:

“Initial Reports” means the environmental reports with respect to the Owned Property delivered to the Administrative Agent pursuant to Section 4.03(a)(v) of this Agreement.

“Supplemental Reports” means supplemental reports (including Phase II reports) of a reporting engineer or consultant as to the results of such further tests and investigations with respect to the Owned Property are as recommended in the Initial Reports.

                    Amendment to Post-Closing Conditions. As of the Effective Date, the first sentence in Section 4.03 of the Credit Agreement is amended by deleting the date “ September 30, 2009” and replacing it with the date “October 30, 2009.”

                    Amendment to Post-Closing Conditions – Owned Property. The last sentence of Section 4.03(a)(v) of the Credit Agreement is deleted.

                    Addition of New Section 5.16 – Delivery of Certain Items. Section 5 of the Credit Agreement is amended to add the following new Section 5.16:

“SECTION 5.16. Delivery of Certain Items. As soon as practical after a written request by the Administrative Agent (and in any event within 60 days of such request), the Borrower shall provide the Supplemental Reports to the Administrative Agent.”

                    Replacement of Exhibit G. Exhibit G to the Credit Agreement is amended and, as so amended, restated in its entirety to read the same as Exhibit G attached to this Amendment.

                    Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

                    Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with the laws of the State of Indiana.

                    Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. Except as expressly modified and amended by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect, and are fully binding on the parties thereto and their respective successors and assigns.

                    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

                    Defined Terms. Except as expressly otherwise stated in this Amendment, all terms used in this Amendment and the Recitals that are defined in the Credit Agreement, and that are not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Credit Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ H. Robert Hill

H. Robert Hill, Vice President

ESCALADE, INCORPORATED

By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and CFO

Consent of the Guarantors

          Each of the undersigned Guarantors acknowledges and consents to the execution of the Second Amendment to Credit Agreement and reaffirms and agrees that the Guaranty dated as of April 30, 2009, executed by it in favor of the Administrative Agent for the benefit of the Lenders remains in full force and effect with respect to all obligations of the Guarantor thereunder.

          Dated as of September 30, 2009.

Bear Archery, Inc.		Martin Yale Industries, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

EIM Company, Inc.		Olympia Business Systems, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Insurance, Inc.		Schleicher & Co. of America, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Sports Playground, Inc.		SOP Services, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Harvard Sports, Inc.		U. S. Weight, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Indian Industries, Inc.

By:	/s/ Deborah J. Meinert

Deborah J. Meinert, VP Finance and Secretary